                                                                    Exhibit 99.1

                                                                     (HIFN LOGO)
From:    Hifn
         750 University Avenue
         Los Gatos, CA 95032

Contact: William R. Walker, Vice President and Chief Financial Officer
         408-399-3537
         wwalker@hifn.com


        HIFN REPORTS REVENUES AND EARNINGS FOR FIRST QUARTER FISCAL 2004

         LOS GATOS, Calif., January 21, 2004 - Hifn(TM) (NASDAQ: HIFN) today reported financial results for the first quarter ended December 31, 2003.

         Revenues for the first quarter of fiscal 2004 were $7.1 million, an increase of 14% from the $6.2 million in revenues reported in the previous quarter and up 62% from the $4.4 million in revenue reported in the first quarter of fiscal 2003. Net loss for the first quarter ended December 31, 2003 was $3.5 million, or $0.31 per share, as compared to net loss of $5.1 million, or $0.48 per share, for the first quarter ended December 31, 2002.

         The results for the first quarter ended December 31, 2003 includes an in-process research and development charge of $1.8 million related to the asset and intellectual property acquisition of IBM's Picoprocessor PowerNP completed on December 31, 2003.

         "The first fiscal quarter results show a continuing recovery in Hifn's business, with a strong performance in software driving higher gross margins. We expect this recovery to continue through the 2004 fiscal and calendar year," said Chris Kenber, Hifn's Chairman and CEO. "The acquisition of the IBM Picoprocessor PowerNP products takes Hifn into a highly complementary and profitable business, selling to the same customers who select our security processors. The intellectual property in these products will also drive our next generation of security processors, thereby expanding the functionality and value we deliver to our customers," Kenber continued. "Finally, during the December quarter, Hifn successfully taped out its 4000 and 8000 series of flow-through security processors resulting from the September 2002 NetOctave asset acquisition. Early testing at full speed has shown excellent performance and they should sample to customers this quarter," said Kenber.

         Hifn management will hold a conference call to discuss these results today, January 21, 2004 at 1:30 p.m. Pacific Standard Time (PST). Those wishing to join should dial 800-509-8613 at approximately 1:15 p.m. Playback of the conference call will be available from 5 p.m. (PST) on January 21, 2004 through 1 p.m. (PST) on Saturday, January 24, 2004 and may be accessed by calling 800-642-1687, pass code 4803714. This press release and information regarding the conference call may be accessed through the Investor Relations page in Hifn's corporate website at www.hifn.com.

Hifn First Quarter Fiscal Year 2004 Earnings Release                      Page 2

About Hifn

         Hifn, Inc. of Los Gatos, California makes integrated circuits and software for network infrastructure developers. Hifn's integrated data flow technology enables secure intelligent networks with compression, encryption and application-aware classification. This is central to the growth of the Internet, helping to make electronic mail, web browsing, Internet shopping and multimedia communications better, faster and more secure. Most of the major network equipment manufacturers use Hifn's patented technology to improve packet processing. More information on the company is available from the company's SEC filings. Additional product information can be obtained from the Hifn Website at http://www.hifn.com. Hifn is traded on the NASDAQ National Market under the symbol HIFN.

                                      -30-

"Safe Harbor" Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, statements regarding the Company's future financial performance including statements related to a continuing recovery in Hifn's business, the complementary nature and profitability of IBM Picoprocessor PowerNP, the expansion of the functionality and value Hifn delivers to its customers, and the expected timing of delivery of customer samples of the 4000 and 8000 flow-through processors are all forward-looking statements within the meaning of the Safe Harbor subject to the risks set forth below and actual results could vary. Factors that could cause actual results to differ materially from those described herein include, but are not limited to: dependency on a small number of customers, customer demand and customer ordering patterns; orders from Hifn's customers may be below the company's current expectations and the economic slowdown impacting the technology sector may continue longer than expected. Additional risks include: risks associated with the success of Hifn's ongoing technology development efforts; Hifn's ability to successfully integrate new technology into products in a cost-effective manner; Hifn's ability to effect its current strategy and to effectively control expenses; the timing of Hifn's new product introductions; intense competition in the network and storage equipment industries; the benefits expected from business partnerships we enter into may not achieve anticipated benefits due to market factors or other factors outside our control and the significant uncertainty of market acceptance of Hifn's new products. These and other risks are detailed from time to time in Hifn's SEC reports including reports on Forms 10-K, 10-Q and 8-K. Hifn expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Hi/fn(R) is a registered trademark of hi/fn, inc. Hifn is a trademark of hi/fn, inc.

Hifn First Quarter Fiscal Year 2004 Earnings Release                      Page 3

                                   HIFN, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (unaudited)

                                                            Three Months Ended
                                                               December 31,
                                                           --------------------
                                                             2003        2002
                                                           --------    --------
Net revenues                                               $  7,137    $  4,415
                                                           --------    --------

Costs and operating expenses:
      Cost of revenues                                        1,471       1,434
      Research and development                                4,689       5,214
      Sales and marketing                                     1,688       1,775
      General and administrative                                993         987
      Amortization of intangibles and goodwill                  151         358
      In-process research and development                     1,786          --
                                                           --------    --------
          Total costs and operating expenses                 10,778       9,768
                                                           --------    --------

Loss from operations                                         (3,641)     (5,353)
Interest and other income, net                                  102         230
                                                           --------    --------

Loss before income taxes                                     (3,539)     (5,123)
Benefit from income taxes                                        --          --
                                                           --------    --------

Net loss                                                   $ (3,539)   $ (5,123)
                                                           ========    ========


Net loss per share, basic and diluted                      $  (0.31)   $  (0.48)
                                                           ========    ========

Weighted average shares outstanding, basic and diluted       11,390      10,584
                                                           ========    ========

Hifn First Quarter Fiscal Year 2004 Earnings Release                      Page 4

                                   HIFN, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                           December 31,        September 30,
                                                              2003                2003
                                                           ---------           ---------
                                                           (unaudited)
ASSETS

Current assets:
        Cash & short-term investments                      $  25,681           $  43,074
        Accounts receivables, net                              2,002               2,715
        Inventories                                              848                 355
        Prepaid expenses and other current assets              1,795               1,025
                                                           ---------           ---------
               Total current assets                           30,326              47,169

Property and equipment, net                                    1,992               2,107
Intangibles and other assets                                  17,178               3,545
                                                           ---------           ---------
                                                           $  49,496           $  52,821
                                                           =========           =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
        Accounts payable                                   $   2,116           $   2,123
        Accrued expenses and other liabilities                 8,535               9,581
                                                           ---------           ---------
                                                              10,651              11,704
                                                           ---------           ---------

Stockholders' equity:
        Common stock                                              11                  11
        Paid-in capital                                      128,740             127,473
        Retained earnings                                    (89,906)            (86,367)
                                                           ---------           ---------
                                                              38,845              41,117
                                                           ---------           ---------
                                                           $  49,496           $  52,821
                                                           =========           =========